UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 11, 2013

REEF OIL & GAS DRILLING AND INCOME FUND, L.P.

(Exact Name of registrant as specified in its charter)

Texas	333-172846	32-0388630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N. Central Expressway, Suite 300 Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 437-6792

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On October 11, 2013, Reef Oil & Gas Drilling and Income Fund, L.P. (the “Registrant”), received an option (the “Option”) from an affiliate of the general partner of the Registrant (the “Interest Owner”) to purchase an interest (the “Interest”) in an oil and gas property (the “Property”) located in McKenzie County, North Dakota.  The Property, which is identified in the map included as an exhibit to this Current Report on Form 8-K, is part of a drilling unit (the “Unit”) containing 1,160 gross acres in the Bakken formation and 1,280 gross acres in the Three Forks formation.  The Bakken-Three Forks is a highly-active area in North Dakota with more than 1,700 horizontal wells completed in 2012.

ConocoPhillips, Inc. is the operator of the Unit.  The Interest represented by the Option consists of a 45% interest in an oil and gas lease covering 28 net acres in the Unit (12.6 net acres to the Interest).  The lease represents a 1.125% working interest in two Bakken wells and a 0.984375% working interest in four Three Forks wells.  One of the Three Forks wells has been drilled in the Unit to total depth and is awaiting completion and one of the Bakken wells has commenced drilling.  Three additional Three Forks wells and one additional Bakken well are planned to be drilled in the Unit by ConocoPhillips, which could yield a total of six new producing wells in the Unit.  Based on ConocoPhillips’ recent drilling reports with respect to the drilled Three Forks well, the Interest Owner believes that the additional Three Forks wells will be spud in the near future, subject to to weather, drilling rig availability and other factors.

Pursuant to the Option, the Registrant is entitled to acquire the Interest by giving notice of exercise at any time prior to November 15, 2013, which date may be extended at the sole discretion of the Interest Owner. If the Registrant exercises its Option to acquire the Interest prior to the expiration of the Option, the Registrant must pay approximately $27,000 to the Interest Owner to reimburse it for actual costs incurred to acquire the lease. In addition, the Registrant must pay its share of the total costs to acquire the lease and to drill and complete the six wells in the Unit, which is estimated to be approximately $675,000 in the aggregate, which amount is payable upon billing by ConocoPhillips in connection with the drilling and completion of the wells in 2013 and early 2014.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 11, 2013

REEF OIL & GAS DRILLING AND INCOME FUND, L.P.,
a Texas limited partnership
(Registrant)

By:	Reef Oil & Gas Partners, L.P.,
its managing general partner

By:	Reef Oil & Gas Partners, GP, LLC,
its general partner

By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager